                                                                    EXHIBIT 99.1

[VITRIA LOGO]

                                                           FOR IMMEDIATE RELEASE


MEDIA CONTACT:                               INVESTOR CONTACT:

Fred Bateman                                 Michael D. Perry
The Bateman Group for Vitria                 SVP and CFO, Vitria
+1-415-503-1818                              +1-408-212-2260
fbateman@bateman-group.com                   mperry@vitria.com


                   VITRIA ANNOUNCES PRELIMINARY FOURTH QUARTER
                                RESULTS FOR 2004

SUNNYVALE, CALIF., JANUARY 14, 2005 -- Vitria (Nasdaq:VITR), a leading provider of business process integration solutions, today announced preliminary results for its fourth quarter ended December 31, 2004. These preliminary results are subject to completion of customary quarterly and annual closing and review procedures by Vitria management and its independent auditors.

     o Vitria expects revenue for the fourth quarter to be in the range of $17 to $17.5 million, with license revenue expected to be $6.1 to $6.5 million of the total

     o Based on this estimated revenue, Vitria expects a net loss for the quarter in the range of $1.0 to $1.5 million, or $0.03 to $0.05 per share

     o Vitria expects its cash, cash equivalents and short-term investments at the end of the quarter to be approximately $78 million

"With fourth quarter license revenue almost double what it was in the third quarter, we are pleased with the continued momentum in the fourth quarter," said Dale Skeen, founder and CEO, Vitria. "We are particularly pleased with the increased number of solutions sales during Q4, which continues to validate our solutions strategy."

As announced on December 23, 2004, Vitria agreed to an extended schedule for the audit of its 2004 financial statements due to the engagement of BDO Seidman LLP as its new independent registered public accounting firm in September. Because this pushes the release of Q4 2004 and end-of-year (EOY) results approximately two weeks later than is customary for the Company, Vitria is releasing preliminary fourth quarter results today.

Vitria will provide final Q4 2004 and EOY financial results during its earnings conference call, which is scheduled for Tuesday, Feb. 15, 2005 at 5:00 p.m. EST/2:00 p.m. PST.

To listen, please dial one of the following numbers at least five minutes prior to the start of the call:

-  From the U.S. and Canada, please dial +1-800-289-0730
-  From other International calling areas, please dial +1-913-981-5509

The confirmation code for both call-in numbers is 6047076 followed by pound (#).

ABOUT VITRIA
Vitria Technology, Inc. (Nasdaq:VITR), a leading provider of award-winning business process integration products and solutions, combines technology leadership with industry expertise in healthcare and insurance, financial services, telecommunications and manufacturing to dramatically improve strategic business processes across systems, people and trading partners. With 16 offices around the world, Vitria's customer base includes blue chip companies such as AT&T, Bell Canada, BellSouth, The Blue Cross Blue Shield Association, British Petroleum, British Telecom, DaimlerChrysler Bank, Generali, Nissan, The Goodyear Tire & Rubber Company, PacifiCare Health Systems, Reynolds & Reynolds, Royal Bank of Canada, Schneider Logistics, Sprint, Trane and the U.S. Departments of Defense and Veterans Affairs. For more information, call +1-408-212-2700, email info@vitria.com or visit www.vitria.com.

                                      # # #

Cautionary Note Regarding Forward-looking Statements: This press release includes forward-looking statements, including statements relating to expected financial results for the fourth quarter of 2004, new products, goals and future business opportunities that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those referred to in the forward-looking statements. Such factors include, but are not limited to: final review of the financial results for the fourth quarter of 2004, failure to meet financial and product expectations of analysts and investors, risk related to market acceptance of Vitria's products and alliance partners' products; deployment delays or errors associated with these and other products of Vitria and partners; hardware platform incompatibilities; the need to maintain and enhance certain business relationships with system integrators and other parties; the ability to manage growth; activities by Vitria and others regarding protection of proprietary information; release of competitive products and other actions by competitors; risks associated with possible delisting from the stock market on which Vitria's securities are listed; and economic conditions in domestic and foreign markets. These and other risks related to Vitria are detailed in Vitria's Annual Report on Form 10-K for the year ended December 31, 2003, filed with the SEC on March 12, 2004 and Quarterly Reports on Form 10-Q. Vitria does not undertake an obligation to update forward-looking statements.


(C) 2005 Vitria Technology, Inc. All rights reserved. Vitria and BusinessWare are registered trademarks of Vitria Technology, Inc. All other names may be trademarks of the companies with which they are associated.